EXHIBIT 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Hecla Mining Company of our report dated March 13, 2013 relating to the financial statements as at December 31, 2012 and 2011 and for each of the years then ended of Aurizon Mines Ltd, which appears in Hecla Mining Company’s Current Report on Form 8-K/A dated July 24, 2013.

We also consent to the incorporation by reference in this Registration Statement on Form S-4 of Hecla Mining Company of our report dated March 16, 2012 relating to the financial statements as at December 31, 2011, December 31, 2010 and January 1, 2010 and for each of the years ended December 31, 2011 and 2010 of Aurizon Mines Ltd, which appears in Hecla Mining Company’s current report on form 8-K/A dated July 24, 2013. We also consent to the reference to us under the heading, “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, British Columbia, Canada

Oct 28, 2013

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.